CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements and Independent Auditors' Report" in the Statement of Additional Information, and to the incorporation by reference of our report dated May 12, 2003, in the preferred shares Registration Statement (Form N-2) of Pioneer High Income Trust.



                                                              ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 2003